UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 12, 2014

(Date of earliest event reported)

UNIVERSAL HOSPITAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-20086

Delaware	41-0760940
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6625 West 78th Street, Suite 300

Minneapolis, Minnesota 55439-2604

(Address of principal executive offices, including zip code)

952-893-3200

(Registrant’s telephone number, including area code)

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On August 15, 2014, Gary D. Blackford announced his intention to transition from his role as Chairman of the Board of Directors and Chief Executive Officer (“CEO”) of Universal Hospital Services, Inc. (the “Company”) by the end of the year. On December 12, 2014 Mr. Blackford announced that his resignation will be effective as of February 6, 2015. The Company is currently engaged in a national search for a new CEO. Mr. Blackford will provide transition services to the Company to allow for a smooth transition of his duties to his successor pursuant to a consulting agreement between Mr. Blackford and the Company, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The Board of Directors intends to appoint John Workman, Director and Chair of the Audit Committee of the Board of Directors of the Company, as interim Executive Chairman of the Board, effective February 7, 2015. Mr. Workman will receive compensation for his services as interim Executive Chairman of the Board pursuant to a services agreement between Mr. Workman and the Company, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein. Mr. Workman’s biography is described in the Current Report on Form 8-K which was filed on November 12, 2014, and is incorporated by reference herein. The executives currently reporting to Mr. Blackford will report to Mr. Workman upon Mr. Blackford’s departure, until a new CEO of the Company is appointed.  It is the Board of Directors’ intention that Mr. Workman will be appointed Chairman of the Board of Directors of the Company upon the new CEO’s appointment.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
10.1	Consulting Services Agreement, dated December 12, 2014, between Gary D. Blackford and Universal Hospital Services, Inc.

10.2	Services Agreement, dated December 12, 2014, between John L. Workman and Universal Hospital Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Hospital Services, Inc.

By:	/s/ James B. Pekarek
James B. Pekarek
Executive Vice President and Chief Financial Officer

Date: December 12, 2014